CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors
Torbay Holdings, Inc.


We consent to the inclusion in amendment number 1 to the foregoing Registration Statement on Form SB-2 of our report dated March 18, 2005, relating to the consolidated financial statements of Torbay Holdings, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003. We also consent to the reference to our firm under the caption "Experts".



                                                  /s/ Weinberg & Company, P.A.

                                                  WEINBERG & COMPANY, P.A.
                                                  Certified Public Accountants

Boca Raton, Florida
May 9, 2005